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                                                                               1

August 8, 2006
CEO O'Neill e-mail
To:  All Reynolds associates

Today, Reynolds and Reynolds announced that it will merge with Universal Computer Systems to create the world's pre-eminent dealer services provider. The new company will be known as the Reynolds and Reynolds Company, headquartered at the current Reynolds Headquarters campus. This merger adds substantial strength to Reynolds immediately, providing us with advanced products and world-class development capability - more resources with which to grow and serve customers. The platform for growth will continue to be the Reynolds brand and the Reynolds way of doing business. We will continue to put our customers first and "Remember Who's Boss." By combining the companies as Reynolds and Reynolds, we will offer customers the benefits of UCS's advanced products, complemented by our own products, reputation and reach in the market, and by our unrelenting focus on customer satisfaction.

The actions we announced in July to drive revenue and improve productivity were aimed squarely at one overarching target: growth - more substantial, more consistent, more profitable. This merger is one more engine behind our growth. It provides Reynolds with the opportunity to serve automobile dealers MORE completely and MORE effectively, meeting MORE of their needs. It's everyone's responsibility to seize this opportunity and deliver sustained growth behind the Reynolds brand - that is the key to our success in this merger and in the marketplace. The NEW Reynolds and Reynolds is moving forward, more solidly than ever, with all that is implied in our brand and from our associates.

The possibilities - and opportunities - of this merger are truly exciting. Immediately, we expand our customer base and extend our reach in the marketplace. Immediately, we strengthen our range of products and services so that we are better able to meet customer needs. And, immediately, we gain depth and capability in engineering and development and in our technology underpinnings. Now, no one in the dealer services business anywhere in the world will be more capable, more knowledgeable, or more passionately committed to customers than the new Reynolds and Reynolds.

This merger also will create new opportunities, additional responsibilities, and professional challenges for associates. As we combine the two organizations, we will take advantage of our mutual strengths. As a result, Reynolds will be a stronger company that can grow more substantially and meet the needs of customers more profitably. All of this will unfold as we move forward.

I realize there are questions to be answered, which we will answer in the coming months. There will be no immediate changes in how we do our jobs, how we conduct business, or how dealers do business with Reynolds. In the midst of the excitement about what this means for Reynolds - and anticipation about how the two companies will be combined - it's important to remember that the transaction needs regulatory clearance and shareholder approval, which currently we expect before the end of the calendar year.


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                                                                               2


Until the transaction closes, how you did your job yesterday is how you should do your job tomorrow.

Collectively and individually, we have business objectives to meet this quarter and this year. That is the first priority - and our objectives have not changed. We are in the midst of executing the initiatives that we announced in late July that will drive revenue growth, improve productivity, and lower our costs. This latest news does not diminish the requirement to continue to implement those changes forcefully and effectively.

Of course, we will also have the challenge of integrating our two companies. Shortly, we will put a team in place to lead that effort. At the moment, what's most important for all of us is to maintain a critical focus - as never before - on our customers and on our business as we deliver results in the fourth quarter and generate momentum for a successful 2007.

In the meantime, let's all remember that our core competency - the way we create value for our customers - is by helping automobile dealers sell more cars, reach more customers, and improve their profitability.

Now, we will be able to fulfill that mission in ways we could not have imagined before.


/s/ Fin O'Neill